Exhibit 16a

POWER OF ATTORNEY

We, the undersigned Trustees of the Fidelity Aberdeen Street Trust (the Trust) hereby constitute and appoint Thomas C. Bogle, John V. O’Hanlon, Megan C. Johnson and Anthony H. Zacharski, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 relating to proposed reorganizations of each of Fidelity Income Fund: Fidelity Simplicity RMD Income Fund, Fidelity Simplicity RMD 2010 Fund, Fidelity Simplicity RMD 2015 Fund, Fidelity Simplicity RMD 2020 Fund, Fidelity Simplicity RMD 2025 Fund, and Fidelity Simplicity RMD 2030 Fund into Fidelity Aberdeen Street Trust: Fidelity Freedom Blend Income Fund, Fidelity Freedom Blend 2010 Fund, Fidelity Freedom Blend 2015 Fund, Fidelity Freedom Blend 2020 Fund, Fidelity Freedom Blend 2025 Fund, and Fidelity Freedom Blend 2030 Fund, a series of the Trust, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after August 1, 2024.

WITNESS our hands on this first day of August 2024.

/s/ Elizabeth S. Acton	/s/ Michael E. Kenneally
Elizabeth S. Acton	Michael E. Kenneally

/s/ Laura M. Bishop	/s/ Mark A. Murray
Laura M. Bishop	Mark A. Murray

/s/ Ann E. Dunwoody	/s/ Jennifer Toolin McAuliffe
Ann E. Dunwoody	Jennifer Toolin McAuliffe

/s/ Robert F. Gartland	/s/ Christine J. Thompson
Robert F. Gartland	Christine J. Thompson

/s/ Robert W. Helm	/s/ Carol J. Zierhoffer
Robert W. Helm	Carol J. Zierhoffer